UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 25, 2007

APPLIX, INC.
(Exact name of Registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	0-25040 (Commission File Number)	04-2781676 (IRS Employer Identification Number)
289 Turnpike Road
Westborough, Massachusetts 01581
(Address of principal executive offices, including zip code)
(508) 870-0300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Introduction.
     As previously disclosed, on September 4, 2007, Applix, Inc. (the “Company”) entered into an Agreement and Plan of Merger among the Company, Cognos Incorporated (“Cognos”) and Dimension Acquisition Corp., an indirect, wholly-owned subsidiary of Cognos (“Purchaser”), which was amended by Amendment No. 1 dated as of October 17, 2007 (as amended, the “Merger Agreement”).
     Pursuant to the Merger Agreement, Purchaser offered to purchase all outstanding shares (the “Shares”) of the Company’s common stock (the “Common Stock”) at a price of $17.87 per Share, net to the holder thereof in cash, without interest, less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 18, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented, constitute the “Offer”).
     As of Thursday, October 25, 2007, Purchaser owned or had accepted for payment 14,985,694 Shares, representing more than 90% of the outstanding Shares. On October 25, 2007, pursuant to the terms of the Merger Agreement, Purchaser merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and an indirect, wholly-owned subsidiary of Cognos.
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     As a result of the Merger, all outstanding Common Stock of the Company is owned by the Purchaser. Accordingly, the Company requested that The NASDAQ Stock Market (“NASDAQ”) suspend the Common Stock from trading as of the close of business on October 25, 2007. NASDAQ has advised the Company that on such date, it filed with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 to delist and deregister the Common Stock. Ten days after the filing of the Form 25 by NASDAQ, the Common Stock will no longer be listed on NASDAQ. The Company also intends to file with the SEC a Certification on Form 15 under the Exchange Act, requesting that the Common Stock, including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of September 18, 2000, as amended, between the Company and American Stock Transfer and Trust Company, be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.
Item 3.02. Unregistered Sales of Equity Securities.
     On October 25, 2007, the Purchaser exercised its top-up option, provided for in Section 1.4 of the Merger Agreement, to purchase directly from the Company a number of additional Shares sufficient to give Purchaser ownership of more than 90% of the outstanding Shares, when combined with the Shares purchased in the tender offer. Pursuant to the exercise of the top-up option, Purchaser purchased directly from the Company 220,164 Shares (the “Top-Up Shares”) at a price of $17.87 per Share, or an aggregate of $3,934,330.68 (the “Purchase Price”). The Purchaser paid the Purchase Price in cash. Upon purchasing the Top-Up Shares, Purchaser owned more than 90% of the Shares outstanding. After exercise of its top-up option, Purchaser was able to effect a short-form merger of Purchaser with and into the Company under Massachusetts law.
     The Top-Up Shares were offered and sold to Purchaser in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIX, INC.
Date: October 26, 2007	By:	/s/ Tom Manley
		Name:	Tom Manley
		Title:	President and Chief Executive Officer